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                                                                   Exhibit 10.17

                       INFINITY FINANCIAL TECHNOLOGY, INC

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of January __, 1994 among Infinity Financial Technology, Inc., a California corporation (the "Company"), and the entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

                                   SECTION I
                   AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1. AUTHORIZATION. The Company will authorize the sale and issuance of up to 1,041,667 shares (the "Shares") of its Series C Preferred Stock (the "Preferred"), having the rights, preferences, privileges and restrictions as set forth in the Certificate of Amendment of Articles of Incorporation (the "Certificate of Amendment") in the form attached to this Agreement as Exhibit B.


         1.2. SALE OF PREFERRED. Subject to the terms and conditions hereof, at the Closing (as defined below) the Company will severally issue and sell to each of such Purchasers, and the Purchasers will severally buy from the Company, the total number of shares of Preferred specified opposite such Purchaser's name on the Schedule of Purchasers, at the aggregate purchase price set forth on the Schedule of Purchasers. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Preferred to each of the Purchasers are separate sales.

                                   SECTION II
                             CLOSING DATE; DELIVERY

         2.1. CLOSING DATE. The closing of the purchase and sale of the Preferred hereunder shall be held at the offices of Morrison & Foerster, 755 Page Mill Road, Palo Alto, CA at __:00 a.m., local time, on January __, 1994 (the "Closing") or at such other time and place upon which the Company and the Purchasers acquiring in the aggregate more than a majority of the Shares being sold pursuant hereto shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         2.2. DELIVERY. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name set forth on the Schedule of Purchasers, representing the number of Shares designated on the Schedule of Purchasers to be purchased by such Purchaser, against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions.

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                                  SECTION III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on Exhibit C attached hereto, the Company represents and warrants to the Purchasers as follows:

         3.1. ORGANIZATION AND STANDING; CERTIFICATE OF AMENDMENT AND BY-LAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has furnished the Purchaser's special counsel with copies of its Certificate of Amendment and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

         3.2. CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Investor Rights Agreement in substantially the form attached hereto as Exhibit D (the "Rights Agreement"), and the Shareholder Agreement in substantially the form attached hereto as Exhibit E (the "Shareholder Agreement"), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares, and to carry out and perform all of its obligations under the terms of this Agreement and such other agreements and instruments.

         3.3. SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise control, directly or indirectly, or have any ownership interest in any corporation, partnership, business trust, association or business entity.

         3.4. CAPITALIZATION. The authorized capital stock of the Company consists, or will, upon the filing of the Certificate of Amendment, consist, of 25,000,000 shares of Common Stock, $0.001 par value per share, of which 4,753,239 shares will be issued and outstanding immediately prior to the Closing, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which 500,000 shares have been designated "Series A Preferred," all of which shares will be issued and outstanding immediately prior to the Closing, of which 700,000 shares have been designated "Series B Preferred," all of which shares shall be issued and outstanding immediately prior to the Closing, and of which 1,041,667 shares have been designated "Series C Preferred," none of which will be issued and outstanding prior to the Closing. All outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights. The Company has reserved 2,241,667 shares of Common Stock for issuance upon conversion of the authorized Series A Preferred, Series B Preferred and Preferred and 2,546,761 shares of its Common Stock for issuance to employees, consultants, or directors under stock plans or arrangements approved by the Board of Directors. The Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment. Except


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as set forth above, there are no other authorized or outstanding subscription, warrant, option or other rights or commitments (including, without limitation, preemptive rights or rights of first refusal) to purchase or acquire from the Company any shares of any class of capital stock of the Company or securities convertible into or exchangeable for such capital stock.

         3.5. AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Rights Agreement and the Shareholder Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Common Stock issuable upon conversion of the Shares and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. Each of this Agreement, the Rights Agreement and the Shareholder Agreement, when each is executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the indemnification provisions of Section 5.7 of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Certificate of Amendment. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate of Amendment will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares and such Common Stock issuable upon conversion thereof, as applicable, is not subject to any preemptive or other similar rights or any liens or encumbrances; provided, however, that the Shares, and such Common Stock issuable upon conversion thereof, as applicable, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein and in the Rights Agreement.

         3.6. FINANCIAL STATEMENTS. The Company has furnished to each Purchaser its unaudited balance sheet at November 30, 1993 and the related statements of operations, shareholders' equity and cash flows for the eleven-month period ended November 30, 1993 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the period then ended. Except for liabilities and obligations that are accrued or reserved against in the Financial Statements, the Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except liabilities and obligations which (i) have been incurred in the ordinary course of business subsequent to November 30, 1993 or (ii) arise under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements.

         3.7. BUSINESS CONDITION. Since November 30, 1993, the Company has not:
                  (a) incurred any absolute or contingent material obligation by way of guaranty, endorsement, indemnity or warranty;

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                  (b)      suffered any damage, destruction or loss, whether or
not covered by insurance, to any of its material assets;

                  (c) waived or compromised a material right or debt owed to it;

                  (d) made any loan to its employees, officers or directors, other than travel advances made in the ordinary course of business;

                  (e) entered into any contract or other arrangement relating to compensation of the Company's employees, officers or directors;

                  (f) declared or paid any dividend or other distribution of the assets of the Company;

                  (g) redeemed, repurchased, canceled, granted or issued or effected any other change to any of the capital stock of the Company or options to purchase the same; or

                  (h) entered into any agreement obligating the Company to make payments exceeding $50,000 in any fiscal year.

         3.8. TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its material properties and assets, and has good title to all its material leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge of any kind, other than the lien of current taxes not yet due and payable. All leases pursuant to which the Company leases real or personal property material to its business are valid and effective in accordance with their respective terms, and there exists no material default on the part of the Company thereunder.

         3.9. COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in breach or violation of any term of its Certificate of Amendment or By-Laws, of any term or provision of any mortgage, deed of trust, indebtedness, indenture, contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation, in each case where such breach or violation would have a material adverse effect on the Company. No event or failure of performance has occurred that, with the passage of time or the giving of notice, would constitute such a breach or violation by the Company. The execution, delivery and performance of and compliance with this Agreement, the Rights Agreement and the Shareholder Agreement and the issuance, sale and delivery of the Shares and the Common Stock issuable upon conversion of the Shares do not conflict with, and will not result in a breach or violation of the terms, conditions or provisions of, or constitute a default (or an event that, with the giving of notice or passage of time, or both, could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Company's Certificate of Amendment or By-Laws, or any statute, law, rule or regulation, any state or federal order, judgment or decree, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company, or any of its properties, is subject, in each case where such conflict, breach, violation, default or lien would have a material adverse effect on the Company.

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         3.10.    LITIGATION, ETC. There is no action, proceeding or
investigation pending or threatened (nor to the Company's knowledge is there a reasonable basis therefor) against the Company or any of its properties or assets or that questions the validity of this Agreement, the Rights Agreement or the Shareholder Agreement, or any action taken or to be taken in connection herewith. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit or proceeding has been instituted or is threatened by the Company.

         3.11. REGISTRATION RIGHTS. Except as set forth in the Rights Agreement, the Company is not under any contractual obligation to register (as defined in Section 1 of the Rights Agreement) any of its currently outstanding securities or any of its securities which hereafter may be issued.

         3.12. CERTAIN TRANSACTIONS. Neither the Company nor, to the Company's knowledge, any of its officers has any interest (other than as holders of less than 1% of the voting securities of a publicly-traded company), either directly or indirectly, in any entity that currently (i) provides any services or designs, produces or sells any products or product lines that are the same, similar to or competitive with any activity or business in which the Company is engaged or proposes to engage; (ii) is a supplier, customer, or creditor of the Company; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the Company's business as currently conducted or proposed to be conducted. No employee, shareholder, officer or director of the Company, or their spouses or children, is indebted to the Company, nor is the Company indebted to any of them.

         3.13. INTANGIBLE PROPERTY. To the best of the Company's knowledge (but without having conducted any special investigation or patent search), the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes and copyrights necessary for the operation of its business as currently conducted or proposed to be conducted. The Company has not received any communication alleging that the Company has infringed or is infringing any third party's patent, moral right, trademark, trade secret, trade name or copyright. To the Company's knowledge, none of the Company's officers or employees has improperly used or is making improper use of any confidential information or trade secrets of others, including those of any former employer of such officer or employee. The Company is not aware of any violation by a third party of any of its trademarks, trade names, service marks, copyrights, trade secrets or other proprietary rights.

         3.14. EMPLOYEES. The Company does not have any collective bargaining agreements with any of its employees, and no labor union organizing activity is pending or threatened with respect to the Company. All key employees have signed an Employee Proprietary Information Agreement in substantially the form attached hereto as Exhibit F. To the Company's knowledge, no employee is obligated under any agreement or judgment that would conflict with such


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employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or proposed to be conducted. To the Company's knowledge, no employee is in violation of any term of any employment agreement, proprietary information agreement, non-competition agreement or any other agreement relating to such employee's relationship with any previous employer. To the Company's knowledge, neither the execution nor delivery of this Agreement, the Rights Agreement or the Shareholder Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

         3.15. INSURANCE. The Company has fire, casualty and liability insurance policies sufficient in amount to allow it to replace any of its material tangible properties that might be damaged or destroyed and adequate to protect the Company and its financial condition against the risks involved in the business of the Company.

         3.16. SECURITIES LAWS; GOVERNMENTAL CONSENT. Based in part on the accuracy of the Purchasers' representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares as provided in this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the "Securities Act"). Except for the filing of (a) the Certificate of Amendment with the Secretary of State of the State of California, and (b) notices required or permitted to be filed after the Closing Date with certain United States federal and state securities commissions, which notices the Company will file on a timely basis, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, the Rights Agreement or the Shareholder Agreement, the offer, sale or issuance of the Shares (and the issuance of the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby or by the Rights Agreement or Shareholder Agreement.

         3.17. CONTRACTS AND OTHER COMMITMENTS. The Company is not a party to any:

                  (a) agreement for the purchase of fixed assets that involves an expenditure by the Company in excess of $50,000 or for the purchase of materials, supplies or equipment in excess of that amount;

                  (b) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing indebtedness for borrowed money in excess of $50,000 or subjecting any material asset or property of the Company to any lien or evidencing any indebtedness;


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                  (c)      guaranty of any indebtedness in excess of $50,000;

                  (d) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other person under which payments to such person exceed $50,000 per year;

                  (e) lease or agreement under which the Company is lessor or permits any person to hold or operate any property, real or personal, owned or controlled by the Company under which payments to the Company exceed $50,000 per year;

                  (f) exclusive license agreement, either as licensor or licensee, that is material to the Company's business; or

                  (g) agreement or other commitment or arrangement with any person, outside of the ordinary course of business of the Company, continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $50,000.

         3.18. DISCLOSURE. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to purchase the Shares. This Agreement with the Exhibits hereto, when taken as a whole, do not contain any untrue statement of a material fact on the part of the Company or omit to state a material fact necessary in order to make the statements contained herein on the part of the Company not misleading.

                                   SECTION IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

         4.1. INVESTMENT EXPERIENCE. It is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the underlying Common Stock.

         4.2. INVESTMENT INTENT. It is acquiring the Shares and the underlying Common Stock for investment only for its own account, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares to be purchased and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of such Purchaser as expressed herein.

         4.3. RULE 144. It acknowledges that the Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private


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placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after the security was last held by the Company or an affiliate of the Company, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.


         4.4. NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Company's securities.


         4.5. ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company were intended to describe certain aspects of the Company's business and prospects which the Company believes to be material, but were not a thorough or exhaustive description, except as set forth in Section 3 hereof.


         4.6.                AUTHORIZATION. Each of this Agreement, the
Rights Agreement and the Shareholder Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except that the indemnification provisions of Section 5.7 of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7. ACCREDITED INVESTOR. It is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.


                                   SECTION V

                             CONDITIONS TO CLOSING

         5.1.                .1   CONDITIONS TO BOTH THE PURCHASERS' AND THE
COMPANY'S OBLIGATIONS. The obligations of the Purchasers to purchase and of the Company to issue and sell the Shares at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of


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the following conditions, any of which may be waived in whole or in part by mutual agreement of the Purchasers and the Company:

                           (a)      The Company shall have obtained all
consents, permits and waivers necessary or appropriate on the part of the Company for consummation of the transactions contemplated by this Agreement, the Rights Agreement and the Shareholder Agreement. Except for the notices required to be filed after the Closing Date with certain federal and state securities commissions, which notices the Company will file on a timely basis, the Company shall have obtained all approvals of any federal or state governmental authority or regulatory body that are required on the part of the Company in connection with the lawful sale and issuance of the Shares and the Common Stock issuable upon conversion of the Shares.

                           (b)      At the Closing, the purchase of the Shares
by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers or the Company is subject.

                           (c)      The Certificate of Amendment shall have been
filed with the Secretary of State of the State of California.

                           (d)      The Company and the Purchasers shall have
entered into the Rights Agreement.

                           (e) The Company, the Purchasers and the shareholders
named in the Shareholder Agreement shall have entered into the Shareholder Agreement.

                           (f)      The Company, Harpal Sandhu, Robin Vasan and
Rodger Lang shall have entered into an Agreement, substantially in the form attached hereto as Exhibit H.

         5.2. .2 ADDITIONAL CONDITIONS TO THE PURCHASERS' OBLIGATIONS. In addition to the conditions set forth in Section 5.1 hereof, each Purchaser's obligation to purchase the Shares is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Purchaser:

                           (a)      The representations and warranties made by
the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                           (b)      The Company shall have performed all
obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                           (c)      The Purchasers shall have received from
Morrison & Foerster, counsel to the Company, an opinion letter addressed to them and dated the Closing Date, in substantially the form attached hereto as Exhibit G.

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                           (d)      The Company shall have delivered to the
Purchasers a certificate, executed by an officer of the Company and dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a), 5.2(a) and 5.2(b).

                           (e)      The directors of the Company shall be
Messrs. Lang, Leone and Marston, and there shall be two (2) vacancies on the Board of Directors.

         5.3. .3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. In addition to the conditions set forth in Section 5.1 hereof, the Company's obligation to issue and sell the Shares to each Purchaser is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the
Company:

                           (a)      The representations and warranties made by
such Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                           (b)      Such Purchaser shall have performed all
obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                           (c) Such Purchaser shall have paid the consideration
for the Shares to be sold to such Purchaser as set forth on Exhibit A hereto.


                                   SECTION VI

                                 MISCELLANEOUS

         6.1.                .1     GOVERNING LAW.  This Agreement shall be
governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.


         6.2.                .2     SURVIVAL.  The representations,
warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.


         6.3.                .3     SUCCESSORS AND ASSIGNS.  Except as
otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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         6.4.                .4      ENTIRE AGREEMENT; AMENDMENT.  This
Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written


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instrument signed by the party against whom enforcement of any such amendment, change, waiver, discharge or termination is sought; provided, however, that holders of at least fifty percent (50%) of the outstanding Shares (or Common Stock issued upon conversion of the Shares or a combination thereof) may waive or amend, on behalf of all Purchasers and other holders of Shares, any provisions hereof benefitting the Purchasers so long as the effect thereof will be that all such Purchasers and other holders of Shares will be treated equally.

         6.5.                VI.5    NOTICES, ETC. All notices and other
communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Purchaser, at the address set forth on Exhibit A or at such other address as such Purchaser shall have furnished the Company in writing, or (b) if to the Company, at 2001 Landings Drive, Mountain View, California 94043, or at such other address as the Company shall have furnished to the Purchaser in writing.

         6.6.                VI.6    SEVERABILITY.  If any provision of this
Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.7.                VI.7    FINDER'S FEES.

                           (a)      The Company (i) represents and warrants that
it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

                           (b)      Each Purchaser (i) represents and warrants
that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company and the other Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, is responsible.

         6.8.                VI.8    CALIFORNIA CORPORATE SECURITIES LAW. THE
SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT MAY NOT HAVE BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF

SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         6.9.                 .9      TITLES AND SUBTITLES.  The titles of the
Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


         6.10.                .10     COUNTERPARTS.  This Agreement may be
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


         6.11.                .11     DELAYS OR OMISSIONS. It is agreed that no
delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

         6.12.                .12     PAYMENT OF FEES AND EXPENSES. Each party
shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated; provided, however, that if the Closing is effected, the Company agrees to pay at the Closing the reasonable fees and expenses of special counsel to the Purchasers in an amount not to exceed $7,500.00.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                   INFINITY FINANCIAL TECHNOLOGY, INC.



                                   By:________________________________
                                   Title:_____________________________


                                   PURCHASER:

                                   SEQUOIA CAPITAL GROWTH FUND
                                   SEQUOIA TECHNOLOGY PARTNERS III



                                   By:________________________________
                                   Title:_____________________________

                                   EXHIBIT A
                        SCHEDULE OF SERIES C PURCHASERS

                                           Number of           Aggregate
                                            Shares             Purchase
        Name and Address                   Purchased             Price
        ----------------                   ---------           ---------
Sequoia Capital Growth Fund                 979,167            $ 1,651,267
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Sequoia Technology Partners III              62,500            $  105,400
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025


                      INFINITY FINANCIAL TECHNOLOGY, INC.


                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                                January __, 1994

                               TABLE OF CONTENTS

                                                                                                               Page
SECTION 1 - Authorization and Sale of Preferred Stock...........................................................  1

         1.1          Authorization.............................................................................  1
         1.2          Sale of Preferred.........................................................................  1

SECTION 2 - Closing Dates; Delivery.............................................................................  1

         2.1          Closing Date..............................................................................  1
         2.2          Delivery..................................................................................  1

SECTION 3 - Representations and Warranties of the Company.......................................................  2

         3.1          Organization and Standing; Certificate of Amendment and By-Laws...........................  2
         3.2          Corporate Power...........................................................................  2
         3.3          Subsidiaries..............................................................................  2
         3.4          Capitalization............................................................................  2
         3.5          Authorization.............................................................................  3
         3.6          Financial Statements......................................................................  3
         3.7          Business Condition........................................................................  4
         3.8          Title to Properties and Assets; Liens, etc................................................  4
         3.9          Compliance with Other Instruments, None Burdensome, etc...................................  4
         3.10         Litigation, etc...........................................................................  5
         3.11         Registration Rights.......................................................................  5
         3.12         Certain Transactions......................................................................  5
         3.13         Intangible Property.......................................................................  6
         3.14         Employees.................................................................................  6
         3.15         Insurance.................................................................................  6
         3.16         Securities Laws; Governmental Consent.....................................................  7
         3.17         Contracts and Other Commitments...........................................................  7
         3.18         Disclosure................................................................................  8

SECTION 4 - Representations and Warranties of the Purchasers....................................................  8

         4.1          Investment Experience.....................................................................  8
         4.2          Investment Intent.........................................................................  8
         4.3          Rule 144..................................................................................  8
         4.4          No Public Market..........................................................................  9
         4.5          Access to Data............................................................................  9
         4.6          Authorization.............................................................................  9
         4.7          Accredited Investor.......................................................................  9


                                                                                                               Page
                                                                                                               ----
SECTION 5 - Conditions to Closing...............................................................................  9

         5.1          Conditions to Both the Purchasers' and the Company's Obligations.........................   9
         5.2          Additional Conditions to the Purchasers' Obligations...................................... 10
         5.3          Additional Conditions to Obligations of the Company....................................... 11

SECTION 6 - Miscellaneous....................................................................................... 11

         6.1          Governing Law............................................................................. 11
         6.2          Survival.................................................................................. 11
         6.3          Successors and Assigns.................................................................... 11
         6.4          Entire Agreement; Amendment............................................................... 11
         6.5          Notices, etc.............................................................................. 12
         6.6          Severability.............................................................................. 12
         6.7          Finder's Fees............................................................................. 12
         6.8          California Corporate Securities Law....................................................... 12
         6.9          Titles and Subtitles...................................................................... 13
         6.10         Counterparts.............................................................................. 13
         6.11         Delays or Omissions....................................................................... 13
         6.12         Payment of Fees and Expenses.............................................................. 13


EXHIBITS

        A       Schedule of Purchasers
        B       Certificate of Amendment of Articles of Incorporation
        C       Schedule of Exceptions
        D       Investor Rights Agreement
        E         Shareholder Agreement
        F       Proprietary Information and Rights Agreement
        G       Opinion of Counsel


                                       2